UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment No. 1”) to the Current Report on Form 8-K filed by PQ Group Holdings Inc., renamed Ecovyst Inc., (the “Company”) on March 23, 2021 with the Securities and Exchange Commission (the “Original Report”). This Amendment No. 1 is being filed to update the effective date of Michael Crews’s retirement as Executive Vice President and Chief Financial Officer of the Company and Michael Feehan’s transition to Vice President and Chief Financial Officer of the Company. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on March 23, 2021, Michael Crews will retire from his position as Executive Vice President and Chief Financial Officer (the “Retirement”) and Michael Feehan will transition to Vice President and Chief Financial Officer (the “Transition”). The effective date of the Retirement and the Transition have been accelerated, in each case to August 5, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Secretary and General Counsel